EXHIBIT 23.1 - CONSENT OF
                               COOPERS & LYBRAND


                                      9
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                       [LETTERHEAD OF COOPERS & LYBRAND]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

October 27, 1997

We consent to the inclusion in this Registration Statement on Form F-4 of:

(a) our report dated February 21, 1997, June 26, 1997 for Note 20 and September 30, 1997 for Note 18.b, 18.c and 18.d on our review of the financial statements and financial statement schedules of Grupo Iusacell, S.A. de C.V. and subsidiaries as of December 31, 1996 and 1995 and for the years then ended;

(b) our report dated February 10, 1995 on our audit of the financial information of Communicaciones Celulares de Occidente, S.A. de C.V. as of and for the year then ended December 31, 1994;

(a) our report dated July 15, 1997, on our review of the pro forma financial information of Grupo Iusacell, S.A. de C.V. and subsidiaries; and

We consent to the reference to our firm under the captions "Independent Accountants", "Summary Historical and Pro Forma Consolidated Financial and Operating Data," "Selected Historical and Pro Forma Consolidated Financial and Operating Data" and "Unaudited Pro Forma Consolidated Financial Information."


                                                Very truly yours,


                                                Coopers & Lybrand
                                          Despacho Roberto Casas Alatriste


                                          /s/ Juan Manuel Ferron Solis
                                          --------------------------------------
                                               Juan Manuel Ferron Solis
                                                  Public Accountant


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                       [LETTERHEAD OF COOPERS & LYBRAND]

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENTS SCHEDULES

The Board of Directors of
Grupo Iusacell, S.A. de C.V.:

In connection with our audits of the consolidated financial statements of Grupo Iusacell, S.A. de C.V. and subsidiaries as of December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, which financial statements are included in the Prospectus, we have also audited the financial statements schedules listed herein.

In our opinion, these financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.


                                                Coopers & Lybrand
                                          Despacho Roberto Casas Alatriste


                                          /s/ Juan Manuel Ferron Solis
                                          --------------------------------------
                                               Juan Manuel Ferron Solis
                                                  Public Accountant

Mexico City, D.F., Mexico
February 21, 1997